UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                                November 27, 2006
                Date of Report (Date of earliest event reported)

                             TARPON INDUSTRIES, INC.
             (Exact name of registrant as specified in its Charter)


   Michigan                           001-32428                 30-0030900
(State or other jurisdiction     (Commission File Number)      (IRS Employer
 of incorporation)                                           Identification No.)

                                2420 Wills Street
                           Marysville, Michigan 48040
               (Address of principal executive offices) (Zip Code)

                                 (810) 364-7421
               Registrant's telephone number, including area code

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

     o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers;

     On Monday, November 27, 2006 J. Stanley Baumgartner, Jr., the Chief Financial Officer of the Registrant, advised the Registrant that he would be resigning. He indicated that he had received an unsolicited offer and had accepted a position in New England and desired to return his family to that area. Mr. Baumgartner and the Registrant agreed to a December 18, 2006 termination date of his employment. Mr. Baumgartner indicated that after termination, he would remain available to consult with the Registrant, its advisors and its current and potential investors, until the Registrant retains a successor without charge.

     Effective December 1, 2006, the Registrant retained Riscica Associates, Inc., a financial and strategic consulting firm, as its financial advisor to support the Registrant in certain of the functions normally performed by a chief financial officer pending the hiring by the Registrant of a new Chief Financial Officer. The Riscica Associates, Inc. work will be led by Robert J. Riscica, a Managing Director, and supported by Kenneth C. Riscica, its Chief Executive Officer.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 1, 2006                     TARPON INDUSTRIES, INC.

                                           By: /s/ James W. Bradshaw
                                              -------------------------------
                                                   James W. Bradshaw
                                                   Chief Executive Officer